   As filed with the Securities and Exchange Commission on February 7, 1995
                                                          Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   __________
                               MOLEX INCORPORATED
             (Exact name of registrant as specified in its charter)
        Delaware                  2222 Wellington Court          36-2369491
  (State or other jurisdiction    Lisle, Illinois  60532      (I.R.S. Employer
of incorporation or organization)     (708) 969-4550      Identification Number)
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Louis A. Hecht, Esq.
                         Secretary and General Counsel
                               Molex Incorporated
                             2222 Wellington Court
                             Lisle, Illinois  60532
                                 (708) 969-4550
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ________________
                                    Copy to:
                             Michael M. Froy, Esq.
                         Sonnenschein Nath & Rosenthal
                                8000 Sears Tower
                            Chicago, Illinois  60606
                                ________________

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
                        CALCULATION OF REGISTRATION FEE

                                                     Amount          Proposed maximum     Proposed maximum       Amount of
           Title of each class of                    to be           offering price       aggregate offering    registration
        securities to be registered                registered          per share (1)          price (1)              fee
        Class A Common Stock, $.05 par value       213,115 Shares      $30.50                $6,500,008          $2,242


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Based on the average of the high and low prices reported for the registrant's Class A Common Stock as reported by the Nasdaq National Market on February 3, 1995.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS



                                213,115 Shares


                               MOLEX INCORPORATED

                              Class A Common Stock

                              ____________________

      This Prospectus relates to up to 213,115 shares (the "Shares") of Class A common stock, par value $.05 per share (the "Class A Stock"), of Molex Incorporated, a Delaware corporation (the "Company"), which may be offered for sale by certain stockholders of the Corporation (the "Selling Stockholders") from time to time. The distribution of the Shares by the Selling Stockholders may be effected pursuant to ordinary brokerage transactions through one or more broker-dealers or agents, in one or more transactions, in the over-the-counter market, at prices related to the prevailing market prices, the timing of sales to be determined by the Selling Stockholders.

      None of the proceeds from the sale of the Shares will be received by the Company. The Company will bear all expenses of the offering, except that the Selling Stockholders will be responsible for any commissions, underwriting discounts or similar amounts payable in respect of any sale pursuant to this Prospectus, as well as any transfer taxes and any fees and disbursements of counsel to the Selling Stockholders.

      The Class A Stock of the Company is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol MOLXA. On February 3, 1995, the closing price for the Class A Stock as reported by the Nasdaq National Market was $30.50 per share.

      The Class A Common Stock generally does not entitle the holders thereof to any voting rights. See "Description of Capital Stock."

                              ____________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Selling Stockholders, through broker-dealers or agents designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale. The aggregate proceeds to the Selling Stockholders from the Shares will be the purchase price of the Shares sold less the aggregate brokerage or agents' commissions, if any, and other expenses of issuance and distribution not borne by the Company. The Selling Stockholders and any broker-dealer or agent that participates with the Selling Stockholders in the distribution of the Shares may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

      NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                              ____________________

                The date of this Prospectus is February __, 1995

                             AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, including the schedules and exhibits filed as a part thereof and otherwise incorporated therein.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, including the schedules and exhibits thereto, as well as such reports, proxy statements and other information filed by the Company can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices maintained by the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended June 30, 1994, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, each of which has been filed by the Company with the Commission, are incorporated herein by reference. All other reports, if any, filed by the Company with the Commission subsequent to the Company's Annual Report on Form 10-K for the year ended June 30, 1994 and on or prior to the date of this Prospectus are incorporated herein by reference.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Class A Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, MOLEX INCORPORATED, 2222 WELLINGTON COURT, LISLE, ILLINOIS 60532 (TELEPHONE (708) 969-4550).

                                  THE COMPANY

      Molex Incorporated is a leading manufacturer of electrical, electronic and fiber optic interconnection products and systems, switches and application tooling. The principal executive offices of the Company are located at 2222 Wellington Court, Lisle, Illinois 60532, telephone number (708) 969-4550.


                                USE OF PROCEEDS

      The Company will receive none of the proceeds from the offering and sale of the Shares.


                            THE SELLING STOCKHOLDERS

      The Shares will be acquired by the Selling Stockholders in connection with the Company's acquisition by merger (the "Merger") of Mod-Tap W Corp. ("Mod-Tap"), a manufacturer of interconnection products and systems for data and voice communications. The following table sets forth for each Selling Stockholder the number of shares of Class A Stock beneficially owned by such Selling Stockholder as of February 1, 1995 plus the number of Shares to be initially received by such Selling Stockholder in connection with the Merger, and the number of Shares which may be offered and sold by such Selling Stockholder pursuant to the Prospectus. Each Selling Stockholder beneficially owns less than one percent of the issued and outstanding shares of Class A Stock. None of the Selling Stockholders has had any position, office, or other material relationship with the Company or any of its affiliates within the past three years.

                                  Shares
                                  To Be Owned                    Shares Which
   Stockholder                    Following Merger               May Be Sold
   -----------                    ----------------               ------------

                              PLAN OF DISTRIBUTION

      Any sale of the Shares by the Selling Stockholders will be for their own accounts. The Company will receive none of the proceeds from the offering of the Shares.

      The distribution of the Shares by the Selling Stockholders may be effected pursuant to ordinary brokerage transactions through one or more broker-dealers or agents, in one or more transactions, in the over-the-counter market at prices related to prevailing market prices, the timing of sales to be determined by the Selling Stockholders. In the event that one or more broker-dealers or agents agree to sell the Shares, they may do so by purchasing the Shares as principals or by selling the Shares as agents for the Selling Stockholders. Any such broker-dealer or agent may receive compensation in the form of underwriting discounts, concessions, or commissions from a Selling Stockholder, from a purchaser of Shares for whom they act as agent, or from both sources. If any such broker-dealer purchases the Shares as principal, it may effect resales of the Shares from time to time to or through other broker-dealers, and such other broker-dealers may receive compensation in the form of concessions and commissions from the Selling Stockholders or purchasers of the Shares for whom they may act as agents.

      The Company will bear all expenses of the offering, except that the Selling Stockholders will be responsible for any commissions, underwriting discounts or similar amounts payable in respect of any sale pursuant to this Prospectus, as well as any transfer taxes and any fees and disbursements of counsel to the Selling Stockholders.

      The Company has agreed to use commercially reasonable efforts to keep the Registration Statement, of which this Prospectus is a part, continuously effective and usable for a period of 60 days from the date on which the Commission declares the Registration Statement effective or such shorter period which will terminate when all the Shares covered by the Registration Statement have been sold pursuant to the Registration Statement.


                          DESCRIPTION OF CAPITAL STOCK

      The following summary description is subject to the detailed provisions of the Company's certificate of incorporation and bylaws, does not purport to be complete and is qualified in its entirety by reference thereto.

COMMON STOCK

General

      The Company has three classes of common stock. Only Class A Stock is being offered pursuant to this Prospectus.

      The authorized common stock of the Company consists of 60,000,000 shares of Common Stock, par value $.05 per share ("Common Stock"), 60,000,000 shares of Class A Stock and 146,078 shares of Class B Common Stock, par value $.05 per share ("Class B Stock"). The holders of Class A Stock have no voting rights except as otherwise required by law or under circumstances set forth in greater detail below. The holders of Common Stock and Class B Stock are entitled to one vote per share upon each matter submitted to a vote of the stockholders and, subject to conditions set forth in greater detail below, vote separately as a class as to all matters except the election of the Board of Directors. With respect to the election of directors, the holders of Common Stock and Class B Stock vote together as a class. Under the Company's certificate of incorporation, holders of Common Stock, Class A Stock and Class B Stock do not have any preemptive rights to subscribe for new shares of capital stock.

Voting Rights

      Each share of Common Stock entitles the holder thereof to one vote upon each matter submitted to a vote of the stockholders. Each share of Class B Stock entitles the holder thereof to one vote upon each matter submitted to a vote of the stockholders. Subject to certain conditions, all matters, other than the election of directors, submitted to a vote of all the stockholders must be approved separately by both the holders of a majority of the shares of the Common Stock entitled to vote and present in person or by proxy, voting as a class, and by the holders of a majority of the shares of the Class B Stock entitled to vote and present in person or by proxy, voting as a class. The right of the Class B stockholders to vote separately as a class is subject to applicable law and is also subject to the requirement that at least 50% of the authorized shares of Class B Stock are outstanding. As of January 31, 1995, 94,255 shares (64.5% of the authorized shares) of Class B Stock were outstanding.

      The shares of Class A Stock have no voting rights (except as otherwise required by Delaware law, and except that under certain circumstances the Class A Stock may be converted into Common Stock). See "Description of Capital Stock
- - Conversion Rights." Under the Delaware General Corporation Law, any amendments to the Company's certificate of incorporation changing the number of authorized shares of any class, changing the par value of the shares of any class or altering or changing the powers, preferences or special rights of the shares of any class so as to adversely affect them, including the Class A Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together.

Conversion Rights

      Class B Stock can be converted into Common Stock on a share for share basis at any time at the option of the holder. The authorized Class A Stock (whether or not then issued) would automatically convert into Common Stock on a share for share basis any time upon the good faith determination of the Company's Board of Directors that either of the following events has occurred:
(i) the aggregate number of outstanding shares of Common Stock and Class B Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Stock and Class A Stock together; or (ii) any person or group, other than one or more members of the Krehbiel Family (as defined below), becomes or is the beneficial owner of a majority of the outstanding shares of Common Stock. This conversion is automatic upon the Board's determination as set forth above and such conversion will remain effective regardless of whether either of the events set forth in (i) or (ii) above has occurred in fact. Upon such conversion, the voting interests of the holders of Common Stock and Class B Stock would be diluted. To the extent that the Common Stock has a market price which is higher than the Class A Stock market price immediately prior to such conversion, the market price of the Common Stock may be decreased.

      As used herein, "Krehbiel Family" means:  (i) John H. Krehbiel, Sr., John
H. Krehbiel, Jr. and Frederick A. Krehbiel (collectively, the "Krehbiels"), any of their respective descendants, and any spouse, widow or widower of any of the Krehbiels or any of their respective descendants (collectively, the "Family Members"); (ii) any trust established by one or more of the Family Members;
(iii) any estate of a Family Member; (iv) any foundation and any charitable organization that qualifies as an exempt organization under the Internal Revenue Code of 1986, as amended, or any successor statute, established by one or more of the Family Members; and (v) any corporation or partnership of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more of the Family Members.

Dividends and Other Distributions

      Holders of the Common Stock, Class B Stock and Class A Stock are entitled to equal per share cash dividends of the Company, as, when and if such dividends may be declared by the Board of Directors and paid out of assets legally available therefor. Dividends and stock splits would be declared and paid to holders of any class of common stock only if such dividends and stock splits were declared and paid to holders of all classes of common stock on an equal per share basis. With respect to stock dividends or stock splits declared and paid to holders of any class of common stock, holders of Common Stock and Class B Stock would receive Common Stock and holders of Class A Stock would receive Class A Stock. Dividends consisting of any other securities of the Company may be paid to the holders of Common Stock, Class B Stock and Class A Stock on an equal per share basis.

      The holders of Common Stock, Class B Stock and Class A Stock would receive the identical consideration per share upon the merger, consolidation, liquidation, dissolution or winding up of the affairs of the Company.

      Further issuance of the Common Stock, Class B Stock or Class A Stock in acquisitions, offerings or otherwise would increase the number of such shares outstanding, and, accordingly, could affect the amount of cash dividends per share or other distributions made to the stockholders.

PREFERRED STOCK

      The authorized Preferred Stock of the Company consists of 25,000,000 shares, par value $.01 per share ("Preferred Stock"). No shares of Preferred Stock are outstanding. The Board of Directors of the Company has the authority, without further stockholder approval, to issue shares of Preferred Stock in one or more series from time to time, and to fix the voting rights, designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof. Because of the Board of Directors' authority to issue shares of Preferred Stock without further stockholder action, the voting power of the common stock could be adversely affected by the issuance of Preferred Stock with conversion rights or voting power. The issuance of certain types of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company.

OTHER

      In accordance with provisions of the Delaware General Corporation Law, the Company's certificate of incorporation eliminates, in certain circumstances, the personal liability of directors of the Company for breach of fiduciary duty of care as a director. This provision does not eliminate the liability of a director for such matters as (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law and (iii) transactions from which the director derived an improper personal benefit.

      Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (generally, a person owning 15 percent or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by certain employee stock plans); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and certain other transactions resulting in a financial benefit to the interested stockholder.

      Article Thirteen of the Company's certificate of incorporation provides certain minimum price and procedural requirements or, alternatively, higher voting requirements, in connection with certain business combinations. Such provision might discourage certain persons whose objective is to seek control of the Company from seeking such control.

      The registrar and transfer agent for the Class A Stock and Common Stock is Harris Trust and Savings Bank of Chicago.

      Beneficial ownership of Common Stock and Class B Stock by the John H. Krehbiel, Sr. Trust (the "Trust"), Frederick A. Krehbiel and John H. Krehbiel, Jr. provides the Trust, Frederick A. Krehbiel and John H. Krehbiel, Jr., if acting in concert, with the virtual power to elect or remove the members of the Board of Directors and determine the outcome of most matters requiring approval of the stockholders of the Company.

                                    EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedules as of June 30, 1994 and 1993 and for each of the three years in the period ended June 30, 1994, except the Domestic Component of Molex Incorporated for the year ended June 30, 1992, incorporated by reference in this Prospectus from the Company's annual report on Form 10-K, which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's adoption of Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions," have been audited by Deloitte & Touche LLP, as stated in their reports which are incorporated herein by reference. The financial statements of the Domestic Component of Molex Incorporated for the year ended June 30, 1992 have been audited by Ernst & Young LLP, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.


                                 LEGAL MATTERS

      The validity of the Shares offered hereby and certain other matters will be passed upon for the Company by Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606. As of January 31, 1995, Sonnenschein Nath & Rosenthal attorneys participating in such matters beneficially owned 1,249 shares of Common Stock and 3,067 shares of Class A Stock.

===============================================================================


                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
         Available Information . . . . . . . . . . . . . . . . . .   2

         Incorporation of Certain Documents
         by Reference  . . . . . . . . . . . . . . . . . . . . . .   2

         The Company . . . . . . . . . . . . . . . . . . . . . . .   3

         Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . 3


         The Selling Stockholders  . . . . . . . . . . . . . . . .   3

         Plan of Distribution  . . . . . . . . . . . . . . . . . .   4

         Description of Capital Stock  . . . . . . . . . . . . . .   4

         Experts . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Legal Matters . . . . . . . . . . . . . . . . . . . . . .   7

                                213,115 SHARES

                              MOLEX INCORPORATED
                             CLASS A COMMON STOCK



                               _________________

                                  PROSPECTUS
                               February   , 1995

                               _________________

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All such expenses will be borne by the Company. All amounts are estimated except the registration fee.

 Securities and Exchange Commission Registration Fee . . . . . . . . . . . .               $2,242
 Printing and Engraving  . . . . . . . . . . . . . . . . . . . . . . . . . .                  100
 Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . .                5,000
 Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .                5,000
 Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . .                  500
 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  158
                                                                                           ------
        Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $13,000
                                                                                          =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation of the Company provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Certificate of Incorporation of the Company provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (1) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.


ITEM 16.  EXHIBITS.


Exhibit
Number                                   Document Description
- ------                                   --------------------
  4.1            Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Form 10-K for the fiscal year ended June 30, 1990).
  4.2            By-Laws (incorporated by reference to Exhibit 3.2 of the Company's Form 10-K for the fiscal year ended
                 June 30, 1993).
  5*             Opinion of Sonnenschein Nath & Rosenthal.
 23.1            Consent of Deloitte & Touche LLP.
 23.2*           Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5).
 23.3            Consent of Ernst & Young LLP.
 24              Powers of Attorney (included on signature page hereto).
- -------------------------

*  To be filed by amendment.


ITEM 17.  UNDERTAKINGS.

         (A)  RULE 415 OFFERING

         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
              REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C)  ACCELERATION OF EFFECTIVENESS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on this 6th day of February, 1995.

                                           MOLEX INCORPORATED

                                           By /s/ Frederick A. Krehbiel
                                              ---------------------------------
                                              Frederick A. Krehbiel
                                              Chairman and Chief Executive
                                               Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Frederick A. Krehbiel and John H. Krehbiel, Jr. and each of them his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any pre- or post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                              Date
              ---------                                   -----                              ----
  /s/ Frederick A. Krehbiel                  Chairman, Chief Executive Officer and      February 6, 1995
  -----------------------------------        Director (Principal Executive
  Frederick A. Krehbiel                      Officer)

  /s/ John C. Psaltis                        Corporate Vice President, Treasurer        February 6, 1995
  -----------------------------------        and Chief Financial Officer (Principal
  John C. Psaltis                            Financial Officer and Principal
                                             Accounting Officer)

  /s/ John H. Krehbiel, Jr.                  President and Director                     February 6, 1995
  -----------------------------------
  John H. Krehbiel, Jr.

                                             Director                                   February   , 1995
  -----------------------------------
  Robert H. Hayes

  /s/ Edgar D. Jannotta                      Director                                   February 6, 1995
  -----------------------------------
  Edgar D. Jannotta

  /s/ Fred L. Krehbiel                       Director                                   February 6, 1995
  -----------------------------------
  Fred L. Krehbiel

  /s/ Donald G. Lubin                        Director                                   February 6, 1995
  -----------------------------------
  Donald G. Lubin

                                             Director                                   February    , 1995
  -----------------------------------
  Lewis E. Platt

                                             Director                                   February    , 1995
  -----------------------------------
  Robert J. Potter

                                 EXHIBIT INDEX


Exhibit
Number                  Document Description
- -------  ------         --------------------
 4.1             Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Form 10-K for the fiscal year ended June 30, 1990)
 4.2             By-Laws (incorporated by reference to Exhibit 3.2 of the Company's Form 10-K for the fiscal year ended June 30, 1993)
 5*              Opinion of Sonnenschein Nath & Rosenthal.
23.1             Consent of Deloitte & Touche LLP.
23.2*            Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5).
23.3             Consent of Ernst & Young LLP.
24               Powers of Attorney (included on signature page hereto).
- -------------------------

*  To be filed by amendment.